Exhibit 99.1

Origin Materials Announces Organizational Streamlining to Further Support Caps and Closures Business

— Origin is Reallocating Resources to Caps and Closures and Reducing Overall Cash Burn to Accelerate Timeline to Profitability —

— Origin 1 to Operate “On Demand” for Customer Sample Production —

— Maintains 2024 Financial Guidance, Timeline for PET Cap Commercial Production and Revenue —

WEST SACRAMENTO, Calif. (September 23, 2024) – Origin Materials (“Origin”) (NASDAQ: ORGN, ORGNW), a technology company with a mission to enable the world’s transition to sustainable materials, today announced an organizational realignment that reflects the reallocation of resources to its caps and closures business and reduces overall cash burn to accelerate Origin’s timeline to profitability.
“As near-term demand for Origin’s PET caps continues to increase, potentially exceeding our currently planned manufacturing capacity for 2025 and 2026, we are proactively reallocating resources to our caps and closures business,” said John Bissell, Co-Founder and Co-CEO of Origin Materials. “Our first caps customer has signed an MOU for billions of caps, totaling over $100 million over an initial two-year term. Today, we are positioned to bring the world's first PET cap solution to a $65 billion market with attractive margins.”
Bissell added: “Consistent with this reallocation of resources, we have made the decision to operate Origin 1, our biomass conversion plant in Sarnia, Ontario, ‘on demand’ with reduced staffing, while preserving our ability to generate product at small volumes sufficient to explore scale-up with strategic partners. The product already generated at Origin 1 over multiple campaigns, as well as materials Origin may purchase from third-party suppliers, can enable us to advance scale-up while allowing us to reduce our current overall cash burn. This decision, plus the reduction of certain expenses related to longer-term R&D projects, has necessitated a reorganization of our leadership team, as well as the difficult decision to part ways with many talented team members, to whom we are deeply appreciative, and who we will do our best to support in their future endeavors. As we establish a strong economic foundation through our PET caps and closures business, we expect to be ideally situated to drive deals regarding Origin’s biomass technology and furanics platform.”
Origin expects the workforce changes to be largely completed by the end of this quarter. The Company anticipates that it will incur approximately $0.6 million in restructuring charges in connection with the roughly 28% workforce reduction, consisting of cash expenditures of approximately $0.5 million and non-cash expenses of approximately $0.1 million.
Origin is maintaining its financial guidance for 2024 revenue and net cash burn, with revenue of $25 million to $35 million and net cash burn between $55 million and $65 million. In addition, Origin’s first commercial-scale PET cap mass production system is on track to start producing PET caps later this year, with caps revenue ramp-up to begin in the first quarter of 2025.
Origin Materials Co-CEO Rich Riley added: “Today we foresee rapid near-term growth in the caps and closures market, where we offer a powerful solution for product performance and recycling circularity. At the same time, we remain confident in the long-term potential for building additional businesses based on Origin’s biomass conversion technology – all in support of maximizing value for our shareholders and our mission to enable the world’s transition to sustainable materials.”
About Origin Materials
Origin is a technology company with a mission to enable the world’s transition to sustainable materials. Our innovations include PET caps and closures that bring recycling circularity and enhanced performance to a ~$65 billion market, specialty materials, and our patented biomass conversion platform that transforms carbon into sustainable materials for a wide range of end products. For more information, visit www.originmaterials.com.
Cautionary Note on Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the federal securities laws. These statements are based on our estimates and assumptions as of the date of this press release and are subject to risks and uncertainties. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” “guidance,” “maintain,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding demand for, margins from, and profitability of the Company’s PET caps, timing to start producing PET caps and ramp-up revenue, the estimate and timing of charges incurred in connection with the realignment, potential benefits of deferring non-PET cap research programs and on-demand operation of Origin 1, financial guidance for 2024 revenue and net cash burn, speed and sustainability of growth in the caps and closures market, performance and recycling benefits of the Company’s PET caps, and potential additional business based on the Company’s biomass conversion technology and furanics platform. These forward-looking statements are subject to a number of risks and uncertainties including, but not limited to, the fact that Origin Materials may be unable to successfully commercialize its products; the effects of competition on Origin Materials’ business; the uncertainty of the projected financial information with respect to Origin; disruptions and other impacts to Origin’s business. Other factors that could adversely affect the transactions described above and the Company’s operations include those discussed in the Company’s Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission (SEC) on August 14, 2024 under the heading “Risk Factors,” and other documents Origin has filed, or will file, with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Origin Materials presently does not know, or that Origin currently believes are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law.
Contacts

Origin Materials
Investors: ir@originmaterials.com
Media: media@originmaterials.com